Exhibit 5.1

Amir Amar Yaron Reiter Ehud Shochatovitch	8 July 2015 Our ref: PDOC-3435-6
Ram Jeanne
Eyal Roy Sageª«¶ Yacov Cohen© Rami Zalko Yoav Caspiª Nir Oren Halit Simchoni	To Rosetta Genomics Ltd. 10 Plaut Street Rehovot 76706 Israel
Aharon Barda
Dana Amirª Oded Grossª Assaf Lapid Ariella Ablov	Dear Sir/Madam, Re: Rosetta Genomics Ltd.
Dana Battatª
Hagit Fartook Ronit Zmani-Armoni Yve Binestock Maya Bar-On© Koby Mamukaª Ben Haklaiª Roi Goldfarb Einat Lasserª Liraz Goldsteinª Yaniv Dekel Meirav Gol	1.	We have acted as Israeli legal counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with a prospectus supplement dated July 8, 2015 (the "Prospectus Supplement"), for the issuance of ordinary shares of nominal value NIS 0.6 each, of the Company having an aggregate offering price of up to US$3,600,000 (the “Shares”), pursuant to the Controlled Equity Offering Sales Agreement dated as of February 18, 2015 (the “Sales Agreement”) by and between the Company and Cantor Fitzgerald & Co. (the “Agent”), a registration statement on Form F-3, Registration No. 333-185338 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 7, 2012, the base prospectus dated December 19, 2012 (the "Base Prospectus") and the Prospectus Supplement.
Ruthy Wysenbeek-Shauliª
Vardit Tal Dvir Itay Singerª Tamir Bernsteinª Ohad Duvedevanyª Amihai Beer Ofry Yaromª Inbal Yanovski Yael Appel Chen Solomonª Anat Noam-Rubinsteinªµ	2.	In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, and such other documents and corporate records, questions of law and other matters as we deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth. As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the Sales Agreement, the other documents referred to hereinabove, and upon matters of fact contained in the representations and warranties contained in such documents.
Ofer Ben-Assa
Samantha Moddel³ Gili Alpern Orly Vidan Adi Abramovich Liraz Tuashi Marina Levin-Lemper Alon Sukenik Adi Karp Avishay Cohen Merav Hirsh Yael Weissª	3.	In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies, email or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

Noa Zaharoni
Efrat Hershkovitz

Gil’ad Ronen

Liron Dahan

Moran Shraga

Nabila Kaboub

Shir Markovitch

Shmulik Tzvi

Roey Dotan

Sariel Cohen

Maayan Apelman-Schwartz

Sharon Laniado

Lital Ben-Zimra Geter

Assaf Amram

Roy Kariv

Nitsan Glik

Itay Grady

Matan Sherf

Tzlil Perlmutter

Yonatan Bzura

Tal Friedman

Keren Weiss

Of Counsel:

Hila Tirosh

Galyah Natan-Epstein²

Ran Rivlin

ª LL.M
« New York

¶ England and Wales
(non-practising)

µ California (inactive)

³ New South Wales

© MBA
² Notary

mail@ayr.co.il ■ tel. +972.3.6019601 ■ fax. +972.3.6019602 ■ ayr-lawyers ■ www.ayr.co.il

Main office: 14 Abba Hillel Rd., Ramat-Gan 5250607, Israel ■ Tel-Aviv office: Azrielli Centre, Square Tower, Tel-Aviv 6702501, Israel

4.	In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

5.	Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

6.	This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

7.	We are members of the Israel Bar Association and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

8.	Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that following the issuance and delivery of the Shares and the receipt by the Company of the consideration for the Shares, all as contemplated by the Sales Agreement and a duly authorized Placement Notice (as defined in the Sales Agreement), the Shares will be validly issued, fully paid and non-assessable.

9.	The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution may be limited by Israeli or United States federal or state securities laws and the public policy underlying such laws; (iv) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; (v) the effect of statute of limitations and (v) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

10.	We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Company's 6-K to be dated July 8, 2015, which is incorporated by reference in the Registration Statement and the reference to our firm in the section of the Prospectus Supplement entitled "Legal Matters". By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

11.	This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

12.	This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Yours sincerely,

/s/ Amar Reiter Jeanne Shochatovitch & Co.

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